Exhibit 99.1


[GRAPHIC OMITTED]
Bank of Amador


 422 Sutter Street, Jackson, CA 95642 | Tel (209) 223-2320 | Fax (209) 223-4746
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March 7, 2008

David Taber
President/CEO
American River Bankshares

Dear David,

         Per our recent conversation, please be informed that it is my intention to retire as President of Bank of Amador and resign as a director of American River Bank effective March 21, 2008.


         I am very appreciative for the opportunity to have spent the last few years of my forty-five year banking career with a top rated, well-managed bank such as American River Bank. I am also grateful for the support I have felt from senior management, staff members and bank directors and wish you all success in these challenging times for the banking industry.


Sincerely,

/s/ LARRY STANDING

Larry Standing
President


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